UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 24, 2009

AMERIGROUP Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31574	54-1739323
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4425 Corporation Lane, Virginia Beach, Virginia		23462
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(757) 490-6900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 24, 2009, AMERIGROUP Corporation (the "Company"), through its subsidiary, AMERIGROUP Tennessee, Inc., and the State of Tennessee d/b/a TennCare agreed to an amendment (the "Amendment") to Amendment No. 4 to the Contract Risk Agreement (Contract number: FA-07-16936-00) between the State of Tennessee and AMERIGROUP Tennessee, Inc. (filed as Exhibit 10.4 to our Quarterly Report on Form 10-Q filed on November 4, 2009). The Amendment favorably revised capitation rates under the Contract Risk Agreement for the period July 1, 2009 through June 30, 2011. The Company anticipates the retroactive effect of the rate change for July 1, 2009 through September 30, 2009, will be recorded in the fourth quarter of 2009.

In establishing the capitation rate changes, the State of Tennessee’s actuaries have attempted to address changes in the composition of eligible TennCare enrollees, expected future medical cost during the applicable period as well as other actuarial factors. During the second half of 2009, TennCare initiated an eligibility redetermination process for a subset of the aged, blind and disabled population. The redetermination process resulted in the loss of Medicaid eligibility for a portion of this population. On average, the members who lost eligibility had historically incurred lower costs than the remaining members. Therefore the State adjusted capitation rates in an attempt to reflect the expected higher average cost profile of eligible members who remained in the covered population. Because the revised capitation rates will remain fixed through June 30, 2011, the rates have been established at a level commensurate with projected average medical costs over the applicable two year period as determined by TennCare.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Amendment. The above description is qualified in its entirety by reference to the notification letter received from the State of Tennessee, Department of Finance and Administration, Bureau of TennCare filed as Exhibit 10.1 to this Form 8-K.

The foregoing contains certain forward-looking statements including those statements related to expected medical costs and the adequacy of capitation rates to cover those costs. These statements are subject to numerous factors, many of which are outside of our control. These statements are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Investors should refer to our Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission ("SEC") and subsequent Quarterly Reports on Form 10-Q, current reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain known risk factors that could cause our actual results to differ materially from our current estimates. Given these risks and uncertainties, we can give no assurances that any forward-looking statements will, in fact, transpire and, therefore, caution investors not to place undue reliance on them. We specifically disclaim any obligations to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGROUP Corporation

December 30, 2009	By:	James W. Truess

Name: James W. Truess
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Notification of Capitation Rate Changes to TennCare Contract Risk Agreement for July 1, 2009 through June 30, 2011